Exhibit 10.2†

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Amendment No. 20

This Amendment No. 20 (this “Amendment”) is entered into as of March 11, 2026, between Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of France, having its registered office located at 2, Rond-Point Emile Dewoitine, 31700 Blagnac, France (the “Seller”), and Frontier Airlines, Inc., a corporation organized and existing under the laws of the State of Colorado, United States of America, having its principal corporate offices located at 4545 Airport Way, Denver, Colorado 80239 USA (the “Buyer” and, together with the Seller, the “Parties”).
WITNESSETH

WHEREAS, the Buyer and the Seller entered into an A320 Family Aircraft Purchase Agreement dated as of September 30, 2011 (as amended, supplemented and modified from time to time prior to the date hereof, the “Agreement”);

WHEREAS, the Buyer has requested and the Seller has agreed to defer the Scheduled Delivery Month or Scheduled Delivery Quarter of certain Aircraft as set forth in this Amendment (the “Deferrals”); and

WHEREAS, the Parties wish to amend certain terms of the Agreement including the delivery schedule of certain Aircraft pursuant to the terms and conditions of this Amendment;

1.NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE SELLER AND THE BUYER AGREE AS FOLLOWS:
Capitalized terms used herein and not otherwise defined herein will have the meanings assigned to them in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Amendment.

1.    DELIVERY SCHEDULE

    The parties agree the delivery schedule table set forth in Clause 9.1 of the Agreement is deleted in its entirety and replaced with the delivery schedule table attached hereto as Appendix A.

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2.    SELLER PRICE REVISION FORMULA

2.1    In respect of Aircraft identified in Clause 9.1 of the Agreement as Ranks 157, 162, 173 and 176 and in consideration of the Deferrals, Appendix A of Amendment No. 19 to the Agreement is hereby amended to update the table therein solely with respect to such Aircraft, as follows:
[***]

2.2    Paragraph 6.2(b) of the Third Amended and Restated Letter Agreement No. 2, dated as of November 13, 2021, is hereby amended by (A) replacing [***]

3.    Commercial Matters

3.1    In respect of Aircraft with a Scheduled Delivery Quarter or Scheduled Delivery Month after the year 2027, as of the date of this Amendment, Paragraph 12.2 of Amended and Restated Letter Agreement No. 7, dated December 28, 2017 is hereby deleted and replaced with the following:

“12.2     [***]

3.2    In consideration of Clause 3.1 above, [***] after the date of Amendment No. 20, [***]
3.3    In consideration of Clause 3.2 above, [***] with a Scheduled Delivery Quarter or Scheduled Delivery Month as of the date of this Amendment No. 20 after [***] in respect of each such Aircraft [***].

4.    SPECIFICATION AND DELIVERY MATTERS

4.1    In respect to Aircraft identified in Clause 9.1 of the Agreement as Ranks 173, 176, 209, 230, 214, 89, 205, 232, 157, 233 and 216, the following shall apply:

(i)the Specification has been agreed between the Buyer and Seller pursuant to the Agreement and, as of the date of this Amendment, [***]

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(ii)[***]
(iii)[***]
(iv)[***] for all purposes of the Agreement; and

(v)[***]

4.2    Notwithstanding Clause 2.4.2 of the Agreement, the Parties agree an Aircraft with a Scheduled Delivery Month in [***], will have the [***] installed thereon and the Buyer will execute the required SCN to incorporate the installation of such [***], subject to the requirements of [***] of the Agreement.

4.3    Paragraph 3.1 of Second Amended and Restated Letter Agreement No. 3, dated as of October 9, 2019, is hereby amended by deleting Paragraphs 3.1(vi) and 3.1(vii) in their entirety and replacing them with the following:

[***]

5.    [***]

    This Amendment is being entered into by the Parties [***].

6.    EFFECT OF AMENDMENT

    The Agreement will be deemed amended to the extent herein provided, and, except as specifically amended hereby, will continue in full force and effect in accordance with its previous terms. This Amendment contains the entire agreement between the Buyer and the Seller with respect to the subject matter hereof and supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment.

Both Parties agree that this Amendment will constitute an integral, non-severable part of the Agreement and will be governed by its provisions, except that if the Agreement and this Amendment have specific provisions that are inconsistent, the specific provisions contained in this Amendment will govern.

7.    MISCELLANEOUS

This Amendment is subject to the provisions of Clauses 21, 22.6 and 22.11 of the Agreement.

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8.    COUNTERPARTS

This Amendment may be signed by the Parties in counterparts, which when signed and delivered will each be an original and together constitute but one and the same instrument. Counterparts may be delivered in original, faxed or emailed form, with originals to be delivered in due course.

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Confidential

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective duly authorized officers or agents as of the day and year first above written.

Airbus S.A.S.

By: /s/ Paul Meijers
Name: Paul Meijers
Title: Executive Vice President
Commercial Transactions

Frontier Airlines, Inc.

By: /s/ Howard Diamond
Name: Howard Diamond
Title: EVP, Legal and Corporate Affairs

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Appendix A to Amendment No. 20

Delivery Schedule Table
[***]

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Appendix B to Amendment No. 20

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Appendix B to Amendment No. 20

Form of Airframe Warranties Agreement

This airframe warranties agreement (this Agreement) is executed on _____ __________ _____ by Airbus S.A.S., a société par actions simplifiée duly created and existing under French law, having its registered office at 2, rond-point Emile Dewoitine, 31700 Blagnac, France and includes its successors and assigns (the Manufacturer), in favour of the Relevant Parties (as defined below) from time to time.

1.DEFINITIONS AND INTERPRETATION

1.1DEFINITIONS

Capitalised words and expressions have the meanings set out in Schedule 1 (Definitions and Interpretation), except where the context otherwise requires.

1.2INTERPRETATION

Headings are to be ignored in construing this Agreement and, unless the contrary intention is stated in this Agreement or a Relevant Notice:

1.2.1"Manufacturer" or any other person includes, without prejudice to the provisions of this Agreement restricting transfer or assignment, any successor and any assignee;
1.2.2words importing the plural shall include the singular and vice versa;
1.2.3any document shall include that document as amended, novated, assigned or supplemented;
1.2.4a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement;
1.2.5any law, or to any specified provision of any law, is a reference to such law or provision as amended, substituted or re-enacted;
1.2.6a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;
1.2.7"including" and similar words and terms shall not be construed as limiting and shall mean "including without limitation";
1.2.8clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement;
1.2.9technical and trade terms not otherwise defined herein shall have the meanings assigned to them as generally accepted in the aircraft manufacturing industry; and
1.2.10references to days other than Business Days shall be construed as references to calendar days.

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Appendix B to Amendment No. 20

The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.
For the purpose of Schedule 2 (Warranties), reference to “Agreement” means this Agreement.

For the purpose of Schedule 2 (Warranties) only, the term "Buyer" shall be construed as if it referred to the "Entitled Party" and the term "Seller" shall be construed as if it referred to the "Manufacturer".

2.EFFECTIVENESS
2.1EFFECTIVE DATE
This Agreement takes effect from the date hereof.

2.2AMENDMENT
Save as expressly set out in this Agreement, the prior written consent of the Manufacturer and the Controlling Party shall be required to terminate or vary this Agreement. Any such termination or variation shall then be binding on the Manufacturer and the Relevant Parties.

3.BENEFIT OF WARRANTIES
3.1GENERAL
3.1.1Pursuant to the terms of this Agreement, the Manufacturer agrees to make available to the Entitled Party (from time to time) the Warranties. The entitlement of any Entitled Party to make a claim under the Warranties shall be subject to such Entitled Party being an Eligible Person at the time of any Warranty Claim and only as specified in this Agreement or as otherwise agreed in accordance with Clause 3.2 (Relevant Parties) (and any agreement otherwise between any or all of the Relevant Parties and/or any other person shall have no effect and shall not bind the Manufacturer).
3.1.2The terms and conditions of the Warranties shall be binding upon the Entitled Party and shall apply to all claims made in respect of the Warranties (INCLUDING THE RELEASE, WAIVER AND RENUNCIATION IN CLAUSE 1.6 OF THE WARRANTIES, EACH AND EVERY DISCLAIMER (INCLUDING THE DISCLAIMERS OF ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PURPOSE) AND THE LIMITATIONS ON LIABILITY SET FORTH THEREIN). Only one Entitled Party shall be entitled to benefit from and to make a claim under the Warranties at any one time
3.2RELEVANT PARTIES
3.2.1The Entitled Party on the Delivery Date shall be the Initial Entitled Party. Such person shall remain the Entitled Party unless and until a different Eligible Person is specified as the New Entitled Party in a Replacement Entitled Party Notice delivered in accordance with Clause 4.1 (Termination of Entitled Party's Rights).
3.2.2The Controlling Party on the Delivery Date shall be the Initial Controlling Party. Such person shall remain the Controlling Party unless and until a different Eligible Person is specified as the New Controlling Party in a Replacement Controlling Party Notice delivered in accordance with Clause 4.2 (Termination of Controlling Party's Rights).

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Appendix B to Amendment No. 20

3.2.3The Entitled Party and the Controlling Party may (but are not required to) be the same person.
3.3EXECUTION BY THE MANUFACTURER OF RELEVANT NOTICES
The Manufacturer will, as soon as practicable following receipt by it of a Relevant Notice, countersign such Relevant Notice and return it to the Controlling Party.

4.TERMINATION OF WARRANTY RIGHTS
4.1TERMINATION OF ENTITLED PARTY'S RIGHTS
4.1.1With immediate and automatic effect at the time of the receipt by the Manufacturer of a Replacement Entitled Party Notice (the Relevant Time):
(a)    the Outgoing Entitled Party shall cease to be the Entitled Party;
(b)    the New Entitled Party shall be the Entitled Party; and
(c)    save to the extent of any claim or right to claim against the Manufacturer, in each case which prior to the Relevant Time (A) exists and (B) has been notified in writing to the Manufacturer in accordance with this Agreement:
(i)    all rights of the Outgoing Entitled Party under this Agreement shall terminate; and
(ii)    the Manufacturer shall have no liability whatsoever to the Outgoing Entitled Party in any respect under this Agreement.

For the avoidance of doubt, the benefit of any other claim or right to claim against the Manufacturer shall accrue to the New Entitled Party.
4.1.2Without prejudice to Clause 4.1 (Termination of Entitled Party's Rights), a copy of a Replacement Entitled Party Notice shall be sent by the Controlling Party to the Outgoing Entitled Party for information, but the receipt or non-receipt of such copy by the Outgoing Entitled Party shall not affect the rights or obligations of any person under this Agreement.
4.1.3For the purposes of this Clause 4.1 (Termination of Entitled Party's Rights), the Outgoing Entitled Party means the person specified as such in the relevant Replacement Entitled Party Notice (being the person who, immediately prior to service thereof, was the Entitled Party) and the New Entitled Party means the person specified as such in the relevant Replacement Entitled Party Notice.
4.2TERMINATION OF CONTROLLING PARTY'S RIGHTS
4.2.1With immediate and automatic effect upon the receipt by the Manufacturer of a Replacement Controlling Party Notice:
(a)    the Outgoing Controlling Party shall cease to be the Controlling Party;
(b)    the New Controlling Party shall be the Controlling Party;
(c)    all rights of the Outgoing Controlling Party under this Agreement shall terminate; and
(d)    the Manufacturer shall have no further liability whatsoever to the Outgoing Controlling Party in any respect under this Agreement.

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Appendix B to Amendment No. 20

4.2.2Without prejudice to Clause 4.2 (Termination of Controlling Party's Rights), a copy of a Replacement Controlling Party Notice shall be sent by the New Controlling Party to the Entitled Party for information, but the receipt or non-receipt of such copy by the Entitled Party shall not affect the rights or obligations of any person under this Agreement.
4.2.3For the purposes of this Clause 4.2 (Termination of Controlling Party's Rights), the Outgoing Controlling Party means the person specified as such in the relevant Replacement Controlling Party Notice (being the person who, immediately prior to service thereof, was the Controlling Party) and the New Controlling Party means the person specified as such in the relevant Replacement Controlling Party Notice.
4.3OTHER WARRANTY AGREEMENTS
This Agreement shall not interfere with or limit the terms of any separate warranty arrangements with respect to the Aircraft that the Manufacturer may, from time to time, have made with any person, provided that nothing in such arrangements shall limit the rights of any Relevant Party in respect of the Warranties unless and to the extent it has expressly agreed the same in writing with the Manufacturer.

4.4LAPSE OF WARRANTIES
4.4.1The entitlement of any Relevant Party to enforce the rights under any Warranty shall automatically lapse on the date on which that Warranty expires in accordance with this Agreement.
4.4.2Following the date on which all Warranties have expired in accordance with this Agreement:
(a)    no change to the identity of the Controlling Party or the Entitled Party may be made hereunder; and
(b)    the Manufacturer shall cease to be under any obligation to execute Relevant Notices pursuant to Clause 3.3 (Execution by the Manufacturer of Relevant Notices).

5.MANUFACTURER LIMIT OF LIABILITY
By execution of any Relevant Notice, each party thereto agrees that:

5.1the Manufacturer shall not incur any Liability under this Agreement by reason of the Transaction Documents, except to the extent such Liability is directly attributable to the gross negligence (“faute lourd”) or wilful misconduct (“faute dolosive”) of the Manufacturer;
5.2any performance by the Manufacturer that discharges its obligation in respect of any of the Warranties in favour of any Relevant Party in accordance with this Agreement will satisfy the respective interests of each Relevant Party from time to time, and nothing in this Agreement shall give rise to or impose upon the Manufacturer any several or duplicate liability with respect to such Warranties;
5.3the Manufacturer shall (i) be entitled to rely conclusively on the information contained in any Relevant Notice, without enquiring as to the accuracy and validity of such Relevant Notice or to the entitlement of the party serving such Relevant Notice to serve it, (ii) have no duty so to enquire and (iii) not be liable for acting in accordance with such Relevant Notice;

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Appendix B to Amendment No. 20

5.4If a Relevant Party commences or has commenced against it any bankruptcy, insolvency, reorganization, receivership, suspension of payments, dissolution, liquidation, assignment for the benefit of creditors, moratorium, or other similar court proceeding under debtor relief laws of any applicable jurisdiction (Bankruptcy Proceedings), or the Manufacturer otherwise believes in good faith that it is or could be the subject of conflicting claims or another dispute hereunder as to the relative rights and interests of the Relevant Parties, the Manufacturer shall have the right to refrain from acting in accordance with any Relevant Notice (other than the Initial Notice) received by the Manufacturer after the commencement of such Bankruptcy Proceedings, until (a) any Relevant Party provides (i) an order from a court of appropriate jurisdiction (which may be a bankruptcy court) or (ii) an assurance from the administrator, receiver, liquidator, bankruptcy trustee or other applicable insolvency officer of the Relevant Party subject to such Bankruptcy Proceedings, in either case confirming the relative rights and interests of the Relevant Parties in respect of the Warranties or (b) the Manufacturer is indemnified to its reasonable satisfaction for all Liabilities (including legal fees and expenses incurred in connection with the enforcement of such indemnity) but excluding to the extent such Liability is directly attributable to the gross negligence (“faute lourd”) or wilful misconduct (“faute dolosive”) of the Manufacturer) incurred or suffered by the Manufacturer regarding the relative rights and interests of the Relevant Parties in respect of the Warranties and the transfer of the benefit of such Warranties and arising out of or in relation to any such Bankruptcy Proceedings, conflicting claim or dispute. Until such order or assurance or such indemnification is obtained, the Manufacturer shall be permitted to perform hereunder to and on the instruction of the then Entitled Party designated prior to such Bankruptcy Proceedings, conflicting claim or dispute having arisen and the Manufacturer shall have no liability to any other Relevant Party in connection therewith.
5.5without limiting the foregoing, the Manufacturer may refrain from doing anything and shall not be required to take any action that, in its good faith opinion, is contrary to any applicable law or regulation, including sanctions and export control laws and regulations, may be otherwise actionable in any legal proceeding by any person or otherwise expose the Manufacturer to liability, and may do anything which, in its good faith opinion, is necessary or desirable to comply with any applicable law or regulation; and
5.6the Manufacturer shall not be deemed to have knowledge of any change in the authority of any Relevant Party to exercise the rights established under this Agreement until the Manufacturer has received written notice thereof in accordance with this Agreement.
6.PARTIAL INVALIDITY
If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

7.REMEDIES AND WAIVERS
No failure by the Manufacturer or any Relevant Party to exercise, nor any delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

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Appendix B to Amendment No. 20

8.NOTICES
8.1FORM OF COMMUNICATION
Any notice or other communication given or to be made under this Agreement shall be in writing in the English language and shall be addressed to the recipient as set out below. In the absence of evidence of earlier receipt, any notice or other communication shall be deemed to have been duly given:

8.1.1if sent by post, [***] after posting; and
8.1.2if sent by email, when transmission has been confirmed by an email delivery receipt.
8.1.3Any notice or other communication delivered to the Manufacturer outside [***].

8.2RELEVANT PARTIES’ ADDRESSES
The contact details for any Relevant Party shall be set out in a Relevant Notice or shall be such other address as such Relevant Party may notify to the Manufacturer and each other Relevant Party from time to time in writing. Only a Relevant Party shall be entitled to notify the Manufacturer of a change to its contact details, and the Manufacturer shall have no obligation to acknowledge such notice, and accordingly the provisions of Clause 5.3 of this Agreement shall apply to any such notice.

8.3MANUFACTURER'S ADDRESS
The contact details for the Manufacturer are as set out below as at the date of this Agreement:

Address:    Airbus S.A.S.
    2, rond-point Emile Dewoitine
    31700 Blagnac – France

Email:    [***]
Attention:    Head of Services Contracts

The Manufacturer may amend the contact details specified above by sending written notice to the Controlling Party.

8.4ELECTRONIC MAIL
Any notice or other communication given or to be made under this Agreement to the Manufacturer shall also be sent by electronic mail to the following address (provided that the receipt or non-receipt of such electronic mail by the Manufacturer shall not affect the rights or obligations of any person under this Agreement): [***]

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Appendix B to Amendment No. 20

9.BENEFIT OF AGREEMENT
No Relevant Party may assign or otherwise transfer (in whole or in part) any rights that it may have under this Agreement or the Warranties (including any rights to proceeds of any claim in respect of the Warranties) other than pursuant to the delivery of a Relevant Notice to the Manufacturer in strict compliance with the express provisions of this Agreement and any such transfer shall only be effective as to the Manufacturer upon its receipt of the applicable Relevant Notice as provided herein. Any purported assignment or other transfer by a Relevant Party of rights hereunder or the Warranties that does not comply with the requirements of this Agreement shall be null and void and of no force or effect. No provision of this Agreement is intended to or shall confer upon any person other than the Manufacturer and the Relevant Parties from time to time any rights, remedies or other benefits hereunder.

10.LAW AND JURISDICTION
10.1GOVERNING LAW

PURSUANT TO AND IN ACCORDANCE WITH SECTION 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION), EACH OF THE MANUFACTURER AND (BY THEIR SIGNATURE OF RELEVANT NOTICE(S)) THE RELEVANT PARTIES AGREES THAT THIS AGREEMENT IN ALL RESPECTS AND ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS BEING ESTABLISHED HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY.

10.2EXCLUSIVE JURISDICTION
10.2.1Pursuant to and in accordance with Section 5 1402 of the New York General Obligations Law, each of the Manufacturer and (by their signature of Relevant Notice(s)) the Relevant Parties irrevocably agrees that the United States District Court for the Southern District of New York sitting in The Borough of Manhattan and any New York state court sitting in the County of New York, New York, and all related appellate courts, shall have exclusive jurisdiction to hear and settle any suit, action, proceeding or other dispute arising out of or relating to this Agreement, including any claim or cause of action based upon or arising out of this Agreement or any dealings between the parties relating to the subject matter of this Agreement or the transactions contemplated hereby or the relationships being established hereunder and submits itself and its property to the jurisdiction of the foregoing courts with respect to such suit, action, proceeding or other dispute, hereby waiving any other jurisdictions which may be available thereto by reason of domicile or otherwise.
10.2.2Each of the Manufacturer and (by their signature of Relevant Notice(s)) the Relevant Parties:

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Appendix B to Amendment No. 20

(a)    waives to the fullest extent permitted by law any objection which it may now or hereafter have to the courts referred to in Clause 10.2.1 (Exclusive Jurisdiction) on grounds of inconvenient forum or otherwise as regards suits, actions, proceedings or other disputes in connection with this Agreement;
(b)    waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any suit, action, proceeding or other dispute arising out of or relating to this Agreement brought in the courts referred to in Clause 10.2.1 (Exclusive Jurisdiction); and
(c)    agrees that a judgment or order of any court referred to in Clause 10.2.1 (Exclusive Jurisdiction) in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction as if made by the highest court in that other jurisdiction and accordingly will not seek to, nor be entitled to, contest and/or delay and/or obstruct registration or enforcement of any such judgment and/or award and/or order on grounds of public policy or otherwise.

10.2.3Waiver of Jury Trial
EACH OF THE MANUFACTURER AND (BY THEIR SIGNATURE OF RELEVANT NOTICE(S)) THE RELEVANT PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL IN RESPECT OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIP BEING ESTABLISHED HEREUNDER. EACH RELEVANT PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH ITS LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS CLAUSE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.3SERVICE OF PROCESS
In addition, each of the Manufacturer and (by their signature of Relevant Notice(s)) the Relevant Parties agrees that any and all process and other documents commencing or relating to any suit, action, proceeding or other dispute may be served by prepaid mailing by air mail, certified or registered mail, or by personal delivery (including by Federal Express, DHL, UPS or other air courier service), at its address for notice provided for in Clause 8 (Notices) above. These documents may, however, also be served on it anywhere in the world and in any other manner, in each case to the extent permitted by law.

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Appendix B to Amendment No. 20

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

PART A - SPECIFIC DEFINITIONS

Airframe means the _____ aircraft with manufacturer’s serial number _____ (excluding the Propulsion Systems installed thereon) together with all parts incorporated in, installed on or attached to such airframe on the Delivery Date.

Buyer means _____, being the person named as "Buyer" in the bill of sale in respect of the Aircraft issued by the Manufacturer on the Delivery Date.

Initial Controlling Party means _____ (as security trustee for certain other parties pursuant to certain transaction documents relating to the financing of the Aircraft).

Initial Entitled Party means _____.

PART B - GENERAL DEFINITIONS

Affiliate means, with respect to any natural or legal person, another natural or legal person directly or indirectly Controlling, Controlled by or under common Control with such person.

Airbus Software means each of the Manufacturer’s proprietary software including any combination of databases, software or data, configurations, processes and rules and in each case together with any related documentation (excluding any software embedded in any component, furnishing or equipment installed on the Aircraft and itself bearing a part number).

AirbusWorld means the Manufacturer’s customer portal.

Aircraft means, collectively, the Airframe and the Propulsion Systems installed thereon.

Aircraft Purchase Agreement means the purchase agreement pursuant to which, inter alia, the Manufacturer has agreed to sell the Aircraft.

Aviation Authorities means when used in respect of any jurisdiction the government entity which, under the laws of such jurisdiction, has control over civil aviation or the registration, airworthiness or operation of aircraft in such jurisdiction..

Bankruptcy Proceedings has the meaning given to that term in Clause 5.4 (Manufacturer Limit of Liability).

Beyond Economic Repair has the meaning set out in Clause 1.1.7.3 of Schedule 2 (Warranties).

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Appendix B to Amendment No. 20

BFE Supplier means a supplier of Buyer Furnished Equipment.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Toulouse, France.

Buyer Furnished Equipment means the buyer furnished equipment identified in the Specification as supplied by or on behalf of the Buyer in respect of the Aircraft on or prior to the Delivery Date.

Buyer’s Goods and Services Account means the Buyer’s account with the Manufacturer for the purchase of Goods and Services.

Buyer Manhours means the manhours specified in the relevant Manufacturer documentation (excluding any manhours required for maintenance work concurrently being carried out on the Aircraft or on the Warranted Part) as being required to:
a)    remove a Warranted Part from an Aircraft and reinstall it thereon; and
b)    for the Inhouse Warranty, disassemble, inspect, repair or modify, reassemble, perform the final inspection and test a Warranted Part.

Control means, in respect of a natural or legal person, the power of another natural or legal person to direct the affairs and/or control the composition of the board of directors or equivalent body of the first natural or legal person and the terms “Controlling” and “Controlled” shall be construed accordingly.

Controlling Party means, at any time, the person who is the controlling party for the purposes of this Agreement, being the Initial Controlling Party or the person named as the New Controlling Party in any Replacement Controlling Party Notice delivered to the Manufacturer in accordance with this Agreement.

Country of Registration means the country in which the Aircraft is registered.

Delivery means the transfer of title to the Aircraft by the Manufacturer to the Buyer.

Delivery Date means the date on which Delivery occurs.

Direct Labour Costs means the amount obtained by multiplying the Buyer Manhours by the Inhouse Warranty Labour Rate.

Direct Material Costs means the net prices at which the Buyer acquired the material to perform an Inhouse Warranty (excluding any parts and materials used for maintenance performed in parallel to the Inhouse Warranty repair).

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Appendix B to Amendment No. 20

Eligible Person means:
(i)    in the case of the Entitled Party: the person that has the present right to possession of the Airframe, whether (a) as owner, mortgagee or pledgee or under a lease or other bailment of the Airframe or any analogous instrument or (b) as a duly appointed nominee of any such person;
(ii)    in the case of the Controlling Party: a person that either (a) has the present right to possession of the Airframe whether (x) as owner, mortgagee or pledgee or under a lease or other bailment of the Airframe or any analogous instrument or (y) as a duly appointed nominee of any such person; or (b) may have such right subject only to the enforcement of rights under the Transaction Documents; and
(iii)    in all cases, a person that is neither (a) subject to any sanctions or similar instruments such as would result in the Manufacturer being in breach of or being exposed to a risk of being sanctioned under any sanctions or export control laws and regulations adopted by the United States of America, the Republic of France, the Federal Republic of Germany, the Kingdom of Spain, the United Kingdom of Great Britain and Northern Ireland, the European Union or the United Nations by having a legal relationship under this Agreement with such person in respect of the Warranties and the Airframe nor (b) an aircraft manufacturer or a person owned or controlled by an aircraft manufacturer.

Entitled Party means, at any time, the person who is entitled at such time to make claims under the Warranties under and in accordance with this Agreement, being the Initial Entitled Party or the person named as the new Entitled Party in any Replacement Entitled Party Notice delivered to the Manufacturer in accordance with this Agreement.

Extrinsic Force means an external force that is not expected to be encountered in the normal day-to-day operation of aircraft, including foreign object damage, hard landing and operation otherwise than in accordance with the Aircraft Flight Manual.

Failure means a defect of any Item that is expected by the Manufacturer to occur on Airbus aircraft on a fleet-wide basis and that materially impairs such Item.

Flight Cycles means one (1) take off and landing of the Aircraft, and for this purpose “take off and landing” shall include “touch and go” take offs and landings.

Flight Hours means each hour or part thereof elapsing from the moment at which the wheels of the Aircraft leave the ground upon take off until the wheels of the Aircraft touch the ground upon the landing of such Aircraft following such take off.

Goods and Services means any goods and services that may be purchased by the Buyer from the Manufacturer or its wholly owned subsidiaries which provide support and services in respect of Airbus aircraft operations, excluding aircraft.

Inhouse Warranty has the meaning set out in Clause 1.1.7 of Schedule 2 (Warranties).

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Appendix B to Amendment No. 20

Inhouse Warranty Labour Rate means either (i) the agreed labour rate applicable pursuant to any existing agreement between the Manufacturer and the Entitled Party or (ii) a labour rate to be agreed between the Entitled Party and the Manufacturer corresponding to the labour rate generally applicable to operators of Airbus aircraft in the region, in the event that the Entitled Party is not already an Airbus aircraft operator. Such labour rate is deemed to represent the Buyer’s composite labour rate, meaning the average hourly rate (excluding all fringe benefits, premium time allowances, social security charges, business taxes and the like) paid to the Entitled Party’s employees whose jobs are directly related to the performance of the repair and revised in accordance with Schedule 2 (Inhouse Warranty Labour Rate Revision Formula) of Schedule 2 (Warranties).

Initial Notice means a notice signed by the Initial Entitled Party and the Initial Controlling Party in the form of Schedule 3 (Initial Notice).

Interface Issue has the meaning set out in Clause 1.4 of Schedule 2 (Warranties).

IP Claim has the meaning set out in Clause 2.2.1 of Schedule 2 (Warranties).

Item means any item listed in Schedule 1 (Seller Service Life Policy - List of Items) of Schedule 2 (Warranties).

Liabilities means losses, liabilities, actions, claims, proceedings, penalties, fines, judgments, damages, fees, costs and expenses and "Liability" means any such thing.
Maximum Amount has the meaning set out in Clause 1.1.7.3 of Schedule 2 (Warranties).

New Controlling Party has the meaning given to that term in Clause 4.2.3 (Termination of Controlling Party’s Rights).

New Entitled Party has the meaning given to that term in Clause 4.1.3 (Termination of Entitled Party’s Rights).

Other Part means any Supplier Part, the Propulsion Systems, any Buyer Furnished Equipment and any component, equipment, accessory, or part installed on an Aircraft at Delivery which is not a Warranted Part.

Outgoing Controlling Party has the meaning given to that term in Clause 4.2.3 (Termination of Controlling Party’s Rights).

Outgoing Entitled Party has the meaning given to that term in Clause 4.1.3 (Termination of Entitled Party’s Rights).

Propulsion Systems means the engines and, if provided by the engine manufacturer, the nacelles and thrust reversers installed on the Aircraft at Delivery.

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Appendix B to Amendment No. 20

Propulsion Systems Manufacturer means the manufacturer of the Propulsion Systems.

Relevant Notice means an Initial Notice, a Replacement Entitled Party Notice or a Replacement Controlling Party Notice.

Relevant Party means, at any time, each of the Entitled Party and the Controlling Party at such time.

Relevant Time has the meaning given to that term in Clause 4.1.1 (Termination of Entitled Party's Rights).

Replacement Controlling Party Notice means a dated notice, executed by the Outgoing Controlling Party and the New Controlling Party named therein, and acknowledged by the Manufacturer, in the form of Schedule 5 (Replacement Controlling Party Notice).

Replacement Entitled Party Notice means a dated notice, executed by the Controlling Party and the New Entitled Party named therein, and acknowledged by the Manufacturer, in the form of Schedule 4 (Replacement Entitled Party Notice).

Replacement Part has the meaning set out in Clause 1.1.6.3 of Schedule 2 (Warranties).

Retention Period has the meaning set out in Clause 1.1.7.4 of Schedule 2 (Warranties).

Returned Part has the meaning set out in Clause 1.1.6.3 of Schedule 2 (Warranties).

Seller Representative(s) means a customer support representative of the Manufacturer.

Seller Service Bulletin or Seller SB means a document issued by the Manufacturer (as aircraft manufacturer) (excluding service bulletins relating to Supplier topics) to all operators of an aircraft type, notifying them of a modification to the design of, or the need to inspect, or perform an upgrade on, a delivered aircraft to either maintain its level of safety or improve the operation of such aircraft type.

Service Life Policy has the meaning set out in clause 1.2.1 of Schedule 2 (Warranties).

Specification means the aircraft specification as further detailed in the Technical Data available to the Buyer at Delivery.

SPSA Application means the application available on AirbusWorld, which provides the Buyer with access to the Supplier Support Conditions.

Supplier means any supplier of Supplier Parts with whom the Manufacturer has entered into Supplier Support Conditions.

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Appendix B to Amendment No. 20

Supplier Part means any component, equipment, accessory, software or part installed in the Aircraft at the time of Delivery which is included in a Supplier Support Conditions. For the sake of clarity, Propulsion Systems, Buyer Furnished Equipment and other equipment selected by the Buyer and provided by suppliers with whom the Manufacturer has no existing warranty arrangements are not Supplier Parts.

Supplier Software Sublicense Agreement has the meaning set out in Clause 1.3.1 of Schedule 2 (Warranties).

Supplier Support Conditions or SSC means the agreement between the Manufacturer and a Supplier, based on the conditions set out in the “World Airlines Support Guide”, which includes warranties, and when applicable, service life policies for a Supplier Part.

Technical Data means the technical data provided by the Manufacturer to the Buyer in respect of the Aircraft at Delivery.

Transaction Documents means all documents (excluding this Agreement and any Relevant Notice and the Aircraft Purchase Agreement) entered into between the Relevant Parties and other persons in connection with the acquisition, leasing, bailment and/or financing of the Aircraft.

Warranted Part(s) means any component, equipment, accessory, Airbus Software or part which is installed on the Aircraft at Delivery and that bears a part number of the Manufacturer at the time of Delivery of such Aircraft.

Warranties means, insofar as they relate to the Airframe, such warranties, rights and provisions as are set out in Schedule 2 (Warranties).

Warranty Claim has the meaning set out in Clause 1.1.5.1 of Schedule 2 (Warranties).

Warranty Period has the meaning set out in Clause 1.1.3 of Schedule 2 (Warranties).

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Appendix B to Amendment No. 20

SCHEDULE 2

WARRANTIES

[INSERT STANDARD AIRBUS WARRANTIES HERE]

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Appendix B to Amendment No. 20

SCHEDULE 3

INITIAL NOTICE

To:    Airbus S.A.S.
Attention:    Head of Services Contracts

CC:    [_____]
Attention:    _____

Date: _____ __________ _____

One A3_____ airframe with MSN _____ (the Airframe)

1.Unless otherwise defined, terms used in this notice bear the same meanings as those set forth in the airframe warranties agreement dated on the date hereof entered into by Airbus S.A.S. in relation to the Airframe (the Airframe Warranties Agreement).

2.We hereby give notice that: (a) _____ is the Initial Entitled Party; and (b) _____ is the Initial Controlling Party.

3.The contact details of the Initial Entitled Party for the purposes of clause 8.2 (Relevant Parties’ Addresses) of the Airframe Warranties Agreement are as follows:

[•]

4.The contact details of the Initial Controlling Party for the purposes of clause 8.2 (Relevant Parties’ Addresses) of the Airframe Warranties Agreement are as follows:

[•]

5.This is the Initial Notice.

6.By its signature below and in consideration of the Manufacturer making available to it the rights specified under the Airframe Warranties Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the Initial Entitled Party hereby: (i) represents and warrants that it is an Eligible Person; and (ii) joins as party to, and agrees to be bound by and perform its obligations under (as, and for so long as it remains, the Entitled Party) the terms and conditions of the Airframe Warranties Agreement.

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Appendix B to Amendment No. 20

7.By its signature below and in consideration of the Manufacturer making available to it the rights specified under the Airframe Warranties Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the Initial Controlling Party hereby: (i) represents and warrants that it is an Eligible Person; and (ii) joins as party to, and agrees to be bound by and perform its obligations under (as, and for so long as it remains, the Controlling Party) the terms and conditions of the Airframe Warranties Agreement.

8.This notice shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF INITIAL CONTROLLING PARTY]

Name:
Title:

Signature:

[NAME OF INITIAL ENTITLED PARTY]

Name:
Title:

Signature:

Accepted and agreed for and on behalf of:
AIRBUS S.A.S.

Name:
Title:

Signature:

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Appendix B to Amendment No. 20

SCHEDULE 4

REPLACEMENT ENTITLED PARTY NOTICE
To:    Airbus S.A.S.
Attention:    Head of Services Contracts

CC:    [Outgoing Entitled Party]
Attention:    _____

Date: _____ __________ _____

One A3_____ airframe with MSN _____ (the Airframe)

1.Unless otherwise defined, terms used in this notice bear the same meanings as those set forth in the airframe warranties agreement dated [•] entered into by Airbus S.A.S. in relation to the Airframe (the Airframe Warranties Agreement).

2.[•] (the Controlling Party) hereby gives notice that, as from today's date: (a) [•] (being the “Outgoing Entitled Party” for the purposes of the Airframe Warranties Agreement) has ceased to be the Entitled Party; and (b) [•] (the New Entitled Party) is the new Entitled Party.

3.The contact details of the New Entitled Party for the purposes of clause 8.2 (Relevant Parties’ Addresses) of the Airframe Warranties Agreement are as follows:
[•]

4.This is a Replacement Entitled Party Notice.

5.By its signature below and in consideration of the Manufacturer making available to it the rights specified under the Airframe Warranties Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the New Entitled Party hereby: (i) represents and warrants that it is an Eligible Person; and (ii) joins as party to, and agrees to be bound by and perform its obligations under (as, and for so long as it remains, the Entitled Party) the terms and conditions of the Airframe Warranties Agreement.

6.This notice shall be governed by and construed in accordance with the laws of the State of New York.

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Appendix B to Amendment No. 20

[NAME OF CONTROLLING PARTY] Name: Title: Signature: [NAME OF NEW ENTITLED PARTY] Name: Title: Signature:	Accepted and agreed for and on behalf of: AIRBUS S.A.S. Name: Title: Signature:

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Appendix B to Amendment No. 20

SCHEDULE 5

REPLACEMENT CONTROLLING PARTY NOTICE

To:    Airbus S.A.S.
Attention:    Head of Services Contracts

CC:    [Entitled Party]
Attention:    _____

Date: _____ __________ _____

One A3_____ airframe with MSN _____ (the Airframe)

1.Unless otherwise defined, terms used in this notice bear the same meanings as those set forth in the airframe warranties agreement dated [•] entered into by Airbus S.A.S. in relation to the Airframe (the Airframe Warranties Agreement).

2.We hereby give notice that, as from today's date: [•] (the Outgoing Controlling Party) has ceased to be the Controlling Party; and [•] (the New Controlling Party) is the new Controlling Party.

3.The contact details of the New Controlling Party for the purposes of clause 8.2 (Relevant Parties’ Addresses) of the Airframe Warranties Agreement are as follows:
[•]

4.This is a Replacement Controlling Party Notice.

5.By its signature below and in consideration of the Manufacturer making available to it the rights specified under the Airframe Warranties Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the New Controlling Party hereby: (i) represents and warrants that it is an Eligible Person; and (ii) joins as party to, and agrees to be bound by and perform its obligations under (as, and for so long as it remains, the Controlling Party) the terms and conditions of the Airframe Warranties Agreement.

6.This notice shall be governed by and construed in accordance with the laws of the State of New York.

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Appendix B to Amendment No. 20

[NAME OF OUTGOING CONTROLLING PARTY] Name: Title: Signature: [NAME OF NEW CONTROLLING PARTY] Name: Title: Signature:	Accepted and agreed for and on behalf of: AIRBUS S.A.S. Name: Title: Signature:

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Appendix B to Amendment No. 20

EXECUTION PAGE

Executed on the day and year first above written by

AIRBUS S.A.S.

Name:
Title:

Signature:

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